EXHIBIT 4.3

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          BOOK-ENTRY-ONLY COLLATERALIZED MORTGAGE OBLIGATIONS (CMOS) -
             WITHOUT OWNER OPTION TO REDEEM/PASS-THROUGH SECURITIES/
                           AND ASSET-BACKED SECURITIES
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                           Letter of Representations*
                     [to be Completed by Issuer and Agent]


                  Discover Card Master Trust I, Series 2000-1
                  -------------------------------------------
                                [Name of Issuer]


                         U.S. Bank National Association
                         ------------------------------
                                [Name of Agent]

                                                                January 27, 2000
                                                                ----------------
                                                                          [Date]


Attention:  General Counsel's Office
The Depository Trust Company
55 Water Street 49th Floor
New York, NY 10041-0099

         Re:     Floating Rate Class A Credit Card Pass-Through Certificates and
                 ---------------------------------------------------------------
                 Floating Rate Class B Credit Card Pass-Through Certificates,
                 ---------------------------------------------------------------
                 Discover Card Master Trust 1, Series 2000-1
                 ---------------------------------------------------------------
                                          [Issue description ("The Securities")]

Ladies and Gentlemen:

         This letter sets forth our understanding with respect to certain matters relating to the Securities. Agent shall act as trustee, paying agent, fiscal agent, or other such agent of Issuer with respect to the Securities. The Securities have been issued pursuant to a trust indenture, trust agreement, pooling and servicing agreement or other such document authorizing the issuance of

---------------------
* This Letter of Representations includes the Addendum attached hereto, which modifies and supercedes this Letter of Representations to the extent set forth therein.

the Securities dated October 1, 1993 (the "Document"). Morgan Stanley & Co. Incorporated; ABN AMRO Incorporated; Barclays Capital Inc.; Commerzbank Capital Markets Corp.; Deutsche Bank Securities Inc. ["Underwriter/Placement Agent"] is distributing the Securities through The Depository Trust Company ("DTC").

         To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

         1. Prior to closing on the Securities on January 27, 2000 there shall be deposited with DTC one or more Security certificates registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If however, the aggregate principal amount of any maturity exceeds $400 million, one certificate shall be issued with respect to each $400 million of principal amount and an additional certificate shall be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

               Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Issuer represents:

         The Security certificate(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

         On each day on which Agent is open for business and on which it receives an instruction originated by a DTC participant ("Participant") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of Securities (a "Deposit Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

         On each day on which Agent is open for business and on which it receives an instruction originated by Participant through the DWAC system to decrease the Participant's account by a specified number of Securities (a "Withdrawal Instruction"), Agent shall, no later than 6:30 pm. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

         Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered certificated Security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.

         2. Issuer: (a) understands that DTC has no Obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

         3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC no fewer than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Reorganization Department, Proxy Unit at (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5202. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                         Supervisor, Proxy Unit
                         Reorganization Department
                         The Depository Trust Company
                         55 Water Street 50th Floor
                         New York, NY 10041-0099

         4. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding;
(b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be distributed to Security holders (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g. legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice). The Publication Date shall be no fewer than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                        Manager, Call Notification Department
                        The Depository Trust Company
                        711 Stewart Avenue
                        Garden City, NY  11530-4719

         5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders shall be sent to DTC specifying the terms of the tender and the Publication Date of such notice. Such notice shall be sent to DTC by a secure means (e.g. legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use and timeliness of such notice.) Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be directed to DTC's Reorganization Department at (212) 855-5488. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5290. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                        Manager, Reorganization Department
                        Reorganization Window
                        The Depository Trust Company
                        55 Water Street 50th Floor
                        New York, NY  10041-0099

         6. It is understood that if the Security holders shall at any time have the right to tender the Securities to Issuer and require that Issuer repurchase such holders' Securities pursuant to the Document and Cede & Co., as nominee of DTC, or its registered assigns, as the record owner, is entitled to tender the Securities, such tenders will be effected by means of DTC's Repayment Option Procedures. Under the Repayment Option Procedures, DTC shall receive, during the applicable tender period, instructions from its Participants to tender Securities for purchase. Issuer and Agent agree that such tender for purchase may be made by DTC by means of a book-entry credit of such Securities to the account of Agent, provided that such credit is made on or before the final day of the applicable tender period. DTC agrees that promptly after the recording of any such book-entry credit, it will provide to Agent an Agent Receipt and Confirmation or the equivalent, in accordance with the Repayment Option Procedures, identifying the Securities and the aggregate principal amount thereof as to which such tender for purchase has been made.

         Agent shall send DTC notice regarding such optional tender by hand or by a secure means (e.g., legible facsimile transmission, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date. The Publication Date shall be no fewer than 15 days prior to the expiration date of the applicable tender period. Such notice shall state whether any partial redemption of the Securities is scheduled to occur during the applicable optional tender period. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Put Bond Unit at (212) 855-5235. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5230. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                        Supervisor, Put Bond Unit
                        Reorganization Window
                        The Depository Trust Company
                        55 Water Street 50th Floor
                        New York, NY  10041-0099

         7. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

         8. Issuer or Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably five, but no fewer than two, business days prior to such payment date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555, and receipt of such notices shall be confirmed by telephoning (212) 855-4550. Notices to DTC, pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                        Manager, Announcements
                        Dividend Department
                        The Depository Trust Company
                        55 Water Street 25th Floor
                        New York, NY  10041-0099

         9. Issuer represents: The interest accrual period is payment date to payment date.

         10. Issuer or Agent shall provide a written notice of interest payment information, including the stated coupon rate information, to DTC as soon as the information is available. Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555 or (212) 855-4556. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4550. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to DTC's Dividend Department as indicated in Paragraph 8.

         11. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Issuer shall remit by 1:00 p.m. (Eastern
Time) on the payment date all such interest payments due Agent, or at such earlier time as may be required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Dividend Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

         12. Issuer or Agent shall provide DTC's Dividend Department, no later than 12:00 noon (Eastern Time) on the payment date, automated notification of CUSIP-level detail. If the circumstances prevent the funds paid to DTC from equaling the dollar amount associated with the detail payments by 12:00 noon (Eastern Time), Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. (Eastern Time). Reconciliation must be provided by either automated means or written format. Such reconciliation notice, if sent by telecopy, shall be directed to DTC Dividend Department at (212) 855-4633 and receipt of such reconciliation notice shall be confirmed by telephoning (212) 855-4430.

         13. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such maturity and redemption payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Redemption Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

         14. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such reorganization payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Reorganization Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

         15. Agent shall send DTC all periodic certificate holders remittance reports with respect to the Securities. If sent by facsimile transmission, such reports shall be sent to (212) 855-4777. If the party sending the report does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4590.

         16. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

         17. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

         18. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

         19. DTC may discontinue providing its services as securities depository with respect to the Securities at any time be giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

         20. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

         21. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

         22. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

         23. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

         24. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time:
(a) any exemptions from
registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

         25. Issuer hereby authorizes DTC to provide to Agent listings of Participants' holdings, known as Securities Position Listings ("SPLs") with respect to the Securities from time to time at the request of the Agent. DTC charges a fee for such SPLs. This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Agent shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Requests for SPLs shall be sent by telecopy to the Proxy Unit of DTC's Reorganization Department at (212) 855-5181 or (212) 855-5182. Receipt of such requests shall be confirmed by telephoning (212) 855-5202. Requests for SPLs, sent by mail or by any other means, shall be directed to the address indicated in Paragraph 3.

         26. Issuer and Agent shall comply with the applicable requirements stated in DTC's Operational Arrangements, as they may be amended from time to time. DTC's Operational Arrangements are posted on DTC's website at "www.DTC.org."

         27. The following riders(s), attached hereto, are hereby incorporated into this Letter of Representations:

         (1) Addendum;

         (2) Schedule A

NOTES:

A. IF THERE IS AN AGENT (AS DEFINED
IN THIS LETTER OF REPRESENTATIONS),
AGENT AS WELL AS ISSUER MUST SIGN
THIS LETTER. IF THERE IS NO AGENT,
IN SIGNING THIS LETTER ISSUER
ITSELF UNDERTAKES TO PERFORM ALL OF
THE OBLIGATIONS SET FORTH HEREIN.

B. SCHEDULE B CONTAINS STATEMENTS
THAT DTC BELIEVES ACCURATELY
DESCRIBE DTC, THE METHOD OF
EFFECTING BOOK-ENTRY TRANSFERS OF
SECURITIES DISTRIBUTED THROUGH DTC,
AND CERTAIN RELATED MATTERS.

                                          Very truly yours,

                                                  GREENWOOD TRUST COMPANY
                                          --------------------------------------
                                                         [Issuer]

                                          By:          /s/ John J. Coane
                                             -----------------------------------
                                               [Authorized Officer's Signature]

                                                U.S. BANK NATIONAL ASSOCIATION
                                             -----------------------------------
                                                          [Agent]

                                          By:         /s/ Melissa A. Rosal
                                              ----------------------------------
                                               [Authorized Officer's Signature]

Received and Accepted:
THE DEPOSITORY TRUST COMPANY

By:   /s/ Richard B. Nesson
------------------------------

Funds should be wired to:
The Chase Manhattan Bank
ABA #021 000 021
For credit to a/c Cede & Co.
c/o The Depository Trust  Company

[Select Appropriate Account.]

Dividend Deposit Account #066-026776
Redemption Deposit Account #066-027306
Reorganization Deposit Account #066-027608

cc:  Underwriter/Placement Agent
     Underwriter's/Placement Agent's Counsel

                                A D D E N D U M
                                ---------------

                                       to
                Letter of Representations dated January 27, 2000
                  Discover Card Master Trust I, Series 2000-1

General:          For purposes of this Letter of Representations:

                  "Securities" shall mean the $500,000,000 aggregate principal amount of Floating Rate Class A Credit Card Pass-Through Certificates and the $26,316,000 aggregate principal amount of Floating Rate Class B Credit Card Pass-Through Certificates issued by Discover Card Master Trust I, Series 2000-1 and "Security holders" shall mean the holders of such certificates;

                  "Issuer" shall mean Greenwood Trust Company ("Greenwood") on behalf of Discover Card Master Trust I, Series 2000-1; and

                  "Document" shall mean the Pooling and Servicing Agreement dated as of October 1, 1993, as amended and as supplemented by the Series Supplement dated as of January 27, 2000, each by and between Greenwood as Master Servicer, Servicer and Seller and the Agent.

Paragraph 8:      The following is hereby added after the third sentence of
                  Paragraph 8:

                           "Issuer or Agent will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP submitted in that transmission."

Paragraph 16:     The following is hereby inserted after the word "Agent" in line 1 of Paragraph 16:

                           ", and if requested, shall confirm such direction in writing if practicable,"

Paragraph 17:     The following is hereby inserted at the end of Paragraph 17 before the period:

                           "provided, however, that this paragraph shall not apply to any event that causes a reduction in the aggregate principal amount of Securities outstanding that occurs in accordance with their terms, including, without limitation, an Amortization Event (as defined in the Document)".

                                   SCHEDULE A

                  DISCOVER CARD MASTER TRUST I, SERIES 2000-1

    $500,000,000 FLOATING RATE CLASS A CREDIT CARD PASS-THROUGH CERTIFICATES
     AND $26,316,000 FLOATING CLASS B CREDIT CARD PASS-THROUGH CERTIFICATES



                            Principal Amount    Maturity Date*     Interest Rate
   Class A Certificates
       CUSIP Number
         25466KCQ0

    Certificate Number:
    ------------------
             1                $400,000,000      August 16, 2007    Floating Rate
             2                $100,000,000      August 16, 2007    Floating Rate

   Class B Certificates
       CUSIP Number
         25466KCR8

    Certificate Number:
    ------------------
             1                $26,316,000       August 16, 2007    Floating Rate







------------------------------

* Last Possible Distribution Date